Exhibit 10.31

FIRST AMENDMENT

OF ESI 401(k) PLAN

This First Amendment of ESI 401(k) Plan is adopted by ITT Educational Services, Inc.

Background

1.                     Effective May 16, 1998, ITT Educational Services, Inc. (“Employer”) amended and completely restated the ESI 401(k) Plan (“Plan”).

                                2.       The Employer wishes to amend the Plan further.

Amendment

THEREFORE, the Plan is amended as follows:

1.             Effective January 1, 2001, Section 6.1(a) is amended to read as follows:

6.1          Actual Deferral Percentage Test.

(a)                                  With respect to each Plan Year, the Actual Deferral Percentage for that Plan Year for Highly-Compensated Employees who are Members for that Plan Year shall not exceed the Actual Deferral Percentage for that Plan Year for all Non-Highly-Compensated Employees who are Members for that Plan Year multiplied by 1.25.  If the Actual Deferral Percentage for those Highly-Compensated Employees does not meet the foregoing test, the Actual Deferral Percentage for such Highly-Compensated Employees for that Plan Year may not exceed the Actual Deferral Percentage for that Plan Year for all Non-Highly-Compensated Employees who are Members for that Plan Year by more than two percentage points, and the Actual Deferral Percentage for those Highly-Compensated Employees for the Plan Year may not be more than 2.0 times the Actual Deferral Percentage for that Plan Year for all Non-Highly-Compensated Employees who are Members for that Plan Year (or such lesser amount as the Committee shall determine to satisfy the provisions of Section 6.3).

If the Committee determines that the foregoing limitation has been exceeded in any Plan Year, the following provisions shall apply:

The actual deferral ratio of the Highly-Compensated Employee with the highest actual deferral ratio shall be reduced to the extent necessary to meet the Actual Deferral Percentage test or to cause that ratio to equal the actual deferral ratio of the Highly-Compensated Employee with the next highest ratio.  This process will be repeated until the Actual Deferral Percentage test is passed.  Each ratio shall be rounded to the nearest one one-hundredth of 1% of the Member’s Statutory Compensation.  The amount of Pre-Tax Savings Contributions made by each Highly-Compensated Employee in excess of the amount permitted under his or her revised deferral ratio shall be added together.  This total dollar amount of excess contributions (“excess contributions”) shall then be allocated to some or all Highly-Compensated Employees by reducing the Pre-Tax Savings of the Highly-Compensated Employee with the highest dollar amount of Pre-Tax Savings by the lesser of (i) the amount required to cause that Employee’s Pre-Tax Savings to equal the dollar amount of the Pre-Tax Savings of the Highly-Compensated Employee with the next highest dollar amount, or (ii) an amount equal to the total excess contributions.  This procedure is repeated until all excess contributions are allocated.  The amount of excess contributions allocated to a Highly-Compensated Employee (adjusted to reflect earnings or losses attributable thereto) shall be distributed to him or her in accordance with the provisions of paragraph (c).

2.             Effective January 1, 2001, Section 6.2(a) is amended to read as follows:

6.2          Actual Contribution Percentage Test.

(a)                                  With respect to each Plan Year, the Actual Contribution Percentage for that Plan Year for Highly-Compensated Employees who are Members for that Plan Year shall not exceed the Actual Contribution Percentage for that Plan Year for all Non-Highly-Compensated Employees who were Members for that Plan Year multiplied by 1.25.  If the Actual Contribution Percentage for a Plan Year for those Highly-Compensated Employees does not meet the foregoing test, the Actual Contribution Percentage for the Highly-Compensated Employees for the Plan Year may not exceed the Actual Contribution Percentage for that Plan Year for all Non-Highly-Compensated Employees who were Members for that Plan Year by more than two percentage points, and the Contribution Percentage for those Highly-Compensated Employees for the Plan Year may not be more than 2.0 times the Actual Contribution Percentage for that Plan Year for all Non-Highly-Compensated Employees who were Members for that Plan Year (or such lesser amount as the Committee shall determine to satisfy the provisions of Section 6.3).

If the Committee determines that the limitation under this Section 6.2 has been exceeded in any Plan Year, the following provisions shall apply:

(i)                                     The actual contribution ratio of the Highly-Compensated Employee with the highest actual contribution ratio shall be reduced to the extent necessary to meet the Actual Contribution Percentage test or to cause that ratio to equal the actual contribution ratio of the Highly-Compensated Employee with the next highest actual contribution ratio.  This process will be repeated until the Actual Contribution Percentage test is passed.  Each ratio shall be rounded to the nearest one one-hundredth of 1% of a Member’s Statutory Compensation.  The amount of Matching Company Contributions made by or on behalf of each Highly-Compensated Employee in excess of the amount permitted under his revised actual contribution ratio shall be added together.  This total dollar amount of excess contributions (“excess aggregate contributions”) shall then be allocated to some or all Highly-Compensated Employees in accordance with the provisions of subparagraph (ii) of this paragraph (a).

(ii)                                  The Matching Company Contributions of the Highly-Compensated Employee with the highest dollar amount of those contributions shall be reduced by the lesser of (i) the amount required to cause that Employee’s Matching Company Contributions to equal the dollar amount of those contributions of the Highly-Compensated Employee with the next highest dollar amount of those contributions, or (ii) an amount equal to the total excess aggregate contributions.  This procedure is repeated until all excess aggregate contributions are allocated.  The amount of excess aggregate contributions allocated to each Highly-Compensated Employee, (adjusted to reflect earnings or losses attributable thereto), shall be distributed or forfeited in accordance with the provisions of paragraph (b) below.

This First Amendment of ESI 401(k) Plan is executed on behalf of ITT Educational Services, Inc. by its duly authorized officer this 20 day of May, 2002.

ITT EDUCATIONAL SERVICES, INC.

	By	/s/ Jenny Yonce
(Signature)
ATTEST:

Jenny Yonce
/s/ Paula K. Crose-Wickham		(Printed)
(Signature)

Paula K. Crose-Wickham		Manager, Benefits & HRIS
(Printed)		(Title)

Retirement Specialist
(Title)